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                                                          Exhibit 23

                        CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statement of ThrustMaster, Inc. on Form S-8 (File No. 333-93082) of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of ThrustMaster, Inc. as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                 COOPERS & LYBRAND, L.L.P.

Portland, Oregon
March 25, 1998